AGREEMENT OF SETTLEMENT AND GENERAL RELEASE

1. **PARTIES**: This Agreement of Settlement and General Release (herein "Agreement") is made as of June 1, 2009. The parties to this Agreement are:

1.1 BC MEDIA FUNDING COMPANY II, LLC ("BC Media"), a Delaware limited liability company, MEDIA FUNDING COMPANY, LLC ("MFC"), a Delaware limited liability company (together, "Lender Parties").

1.2 BUSINESSTALKRADIO.NET, INC. ("BTR") a Delaware corporation.

1.3 BTR WEST, INC., a Nevada corporation, THE LIFESTYLE TALKRADIO NETWORK, INC., a Delaware corporation, THE GREENWICH BROADCASTING CORPORATION, a Connecticut corporation, BTR COMMUNICATIONS BOSTON, INC., a Massachusetts corporation, BTR GREENWICH, INC., a Connecticut corporation, BTR WEST II, INC., a Nevada corporation, and BTR COMMUNICATIONS BOSTON II, INC., a Massachusetts corporation (collectively, the "BTR Affiliates").

1.4 FRANK LAZAUSKAS, an individual, MICHAEL L. METTER, an individual, LEONARD MOSCATI, an individual, and B. MICHAEL PISANI, an individual currently a debtor-in-possession under Chapter 11 of the United States Bankruptcy Code (collectively, the "Guarantors").

2. **BACKGROUND**: This Agreement is made with reference to the following facts:

2.1 On November 13, 2006, MFC, as lender, BC Media, as agent, BTR, as borrower, and the BTR Affiliates, as subsidiary guarantors, entered into a certain loan transaction (the "Loan") evidenced by, among other things, (A) Financing Agreement ("Financing Agreement") dated as of November 13· 2006, pursuant to which Lender Parties advanced the aggregate principal amount of $5,500,000.00, and (B) Security Agreement ("Security Agreement") dated as of November 13, 2006, pursuant to which BTR and the BTR Affiliates, granted to Lender Parties a security interest in substantially all of their tangible and intangible personalty ("Collateral").

2.2 The Guarantors each executed an agreement titled Guaranty (Individual) (collectively, the "Guaranties") in favor of BC Media, which Guaranties were dated November

13, 2006, and pursuant to which the Guarantors, jointly and severally, guaranteed to Lender Parties the repayment of the Loan.

2.3 Certain disputes and controversies have arisen among the parties hereto.

2.4 Lender Parties commenced an action in the New York Supreme Court against the Guarantors to collect the outstanding indebtedness under the Guaranties, which action was removed by the Guarantors to the U.S. District Court for the Southern District of New York, and was captioned BC Media Funding Company II and Media Funding Company v. Lazauskas, Civil Action No. 08-C-7229 (the "Civil Action"). On October 31, 2008, the U.S. District Court entered a money judgment in the Civil Action in favor of Lender Parties against the Guarantors, jointly and severally, in the amount of $5,511,790.11, and on April 1, 2009, the District Court entered a supplemental judgment in favor of Lender Parties for attorneys' fees in the amount of $202,475.6. The October 31, 2008 and April 1, 2009 judgments in the Civil Action are together referred to as the "Judgment".

2.5 The Guarantors filed an appeal (the "Appeal") of the Judgment with the United States Court of Appeals for the Second Circuit, Docket No. 08-5915-CV.

2.6 Lender Parties commenced proceedings to enforce the Judgment including, without limitation, registering the Judgment in the States of New Jersey and Connecticut. As of the date of this Agreement, Lender Parties have actually received the amount of $192,500.58 (the "Actual Collections") from such proceedings against the Guarantors. Additional property of certain of the Guarantors has been restrained or otherwise subject to legal process, but has not been paid or turned over to Lender Parties as of the date of this Agreement (the "Provisional Collections").

2.7 On April 22, 2009, Pisani filed a Petition for Relief under Chapter 11 of the United States Bankruptcy Code in the Untied States Bankruptcy Court for the District of New Jersey, and was assigned Case No. 09-20031 (the "Bankruptcy Case")

2.8 By order dated May 1, 2009, the Court of Appeals granted the motion for voluntary dismissal of the Appeal by Lazauskas, Metter and Moscati, and held the appeal in abeyance as to Pisani.

2.9 It is the intention of the parties hereto to memorialize their agreement as to the repayment of the Loan and the disposition of the Civil Action, the Appeal, the Actual Collections and the Provisional Collections.

3. **PAYMENT**:

3.1 BTR shall pay to Lender Parties the total amount of $6,000,000, plus all Actual Collections as of the date of this Agreement (the "Settlement Amount"), in full and final satisfaction of all of the obligations of BTR, the BTR Affiliates and the Guarantors to Lender Parties under the Loan, which payment shall fully and finally discharge their respective obligations under the Financing Agreement, the Security Agreement, the Guaranties and all documents and instruments executed and delivered in connection therewith or in furtherance thereof (collectively, the "Loan Documents"). The Settlement Amount shall be paid as set forth in Sections 3.2 through 3.6 below.

3.2 Concurrently with the execution of this Agreement, BTR shall cause to be delivered to Lender Parties the sum of $2,000,000.00.

3.3 On each of July 1, 2009, August 1, 2009, and September 1, 2009, BTR shall cause to be delivered to Lender Parties the sum of $1,000,000.00. The final installment of $1,000,000 shall be due on October 1, 2009 (the "Final Payment").

3.4 Payments shall be made by wire transfer pursuant to the following instructions:

Bank Name:	Wells Fargo Bank N.A.
Bank Address:	420 Montgomery Street San Francisco, CA 94104
Account #	9091019605
Account Name:	Media Funding Company, LLC – Master Account
Routing #	121000248

3.5 Lender Parties shall retain the Actual Collections.

3.6 Lender Parties shall retain their security interests in the Collateral, pending receipt of the Final Payment.

4. **FORBEARANCE PENDING FINAL PAYMENT**. Commencing on the date of this Agreement, and receipt of the $2,000,000 payment identified in Section 3.2 of this Agreement, and as long as BTR makes timely payment of the Settlement Amount pursuant to Section 3 of this Agreement:

4.1 Lender Parties shall forbear from taking, instituting or prosecuting any action against BTR and the BTR Affiliates to collect the indebtedness or enforce their rights

under the Loan Documents, including, without limitation, the commencement of legal action and the enforcement of Lender Parties' security interests in the Collateral.

4.2 Lender Parties shall stay all action to enforce the Judgment. Any Provisional Collections received by Lender Parties after the date of this Agreement shall be immediately returned to the Guarantors from whom such Provisional Collections were obtained.

4.3 Lender Parties shall immediately withdraw any current and refrain from making any further restrictive or oppositional filings affecting Pisani's Bankruptcy Case (including without limitation the Objection to Debtor's Application for Authorization to Pay Business and Personal Expenses in the ordinary course), shall execute a consent order in support of Pisani's proposed management of his New York Giants season ticket rights and obligations, and shall suspend any current and make no further demands or petitions for discovery or other compulsory actions with respect to Pisani's Bankruptcy Case.

4.4 Other than the payment obligations set forth in Section 3 of this Agreement, BTR, the BTR Affiliates and the Guarantors shall have no further payment or performance obligations under the Loan Documents. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall affect any rights of the Guarantors, BTR and the BTR Affiliates between and/or among themselves, including but not limited to rights of contribution and/or indemnification pursuant to that certain Contribution Agreement dated November __, and/or by operation of law.

5. **FINAL PAYMENT/RELEASES**:

5.1 Upon timely receipt of the Final Payment, Lender Parties shall immediately terminate all collection activities against the Guarantors, shall cause any legal process to be released and discharged, and shall cause all Provisional Collections to be released and returned to the parties from whom such funds were obtained. Lender Parties hereby irrevocably authorize and direct their attorneys of record to take such actions, file such papers and give such notices as may be necessary or appropriate to effectuate the foregoing.

5.2 Upon receipt of the Final Payment, Lender Parties shall file a satisfaction of judgment as to each Guarantor in the Civil Action and in any other proceeding commenced in any other jurisdiction to register or enforce the Judgment.

5.3 Upon receipt of the Final Payment, Lender Parties shall release their security interests in the Collateral, including all stock certificates and associated instruments of transfer held by Lender which shall be immediately returned to the respective owners. Lender Parties shall provide BTR, the BTR Affiliates and the Guarantors with UCC termination statements and such other documentation as may be necessary or appropriate to effectuate the forgoing release of Collateral.

5.4 Upon clearance of the Final Payment, Lender Parties shall return the original Financing Agreement, Security Agreement and Guaranties, all marked "fully and finally paid and satisfied" to their respective counterparties. In addition, Lender Parties shall return all original documents and instruments purportedly executed by Guarantors' spouses, all marked "cancelled and released."

5.5 Pisani shall move before the Bankruptcy Court for approval of the settlement evidenced by this Agreement, which approval shall include a waiver and release of any and all avoidance actions which could be asserted by Pisani's bankruptcy estate against Lender Parties, based upon payments received by Lender Parties on or within the 90 days prior to the date of Pisani's petition, said waiver to be effective only upon the Bankruptcy Court approval, and clearance of the Final Payment. Pisani agrees and consents to an extension of the deadlines for filing of objections to discharge and to dischargeability to November 1, 2009, and Pisani's bankruptcy counsel will cooperate with the submission of consent order for such extension in the bankruptcy case immediately following execution of this agreement

6. **DEFAULT BY BTR.**

6.1 If BTR fails to make a scheduled payment by the dates indicated in Section 3.3, Lender Parties may, at their option, declare BTR, BTR Affiliates and Guarantors to be in default under this Agreement, whereupon: (A) the forbearance by Lender Parties described in Section 4 of this Agreement shall terminate, (B) the Agreement by Lender Parties to accept the Settlement Amount in full satisfaction of the Loan shall be revoked, and (C) all of the rights and obligations of the parties hereto shall be reinstated as they existed on the date immediately prior to the date of this Agreement; provided, however, that Lender Parties may retain all payments received from BTR pursuant to Section 3 of this Agreement and shall apply such payments to reduce the indebtedness under the Loan Documents and the Judgment.

6.2 In addition, Pisani shall seek the approval of the Bankruptcy Court to file and immediately upon receiving approval shall file a dismissal of the Appeal in the Civil Action. Failure by Pisani to file a dismissal of the Appeal in the Civil Action within 14 days of authorization to do so by the Bankruptcy Court shall constitute a Default, but only as to Pisani; in such event, BTR, BTR Affiliates, Metter, Lazauskas and Moscati shall retain the benefits and obligations of this Agreement.

7. **REPRESENTATIONS AND WARRANTIES**: Each of the parties to this Agreement represents, warrants, and agrees as follows:

7.1 Each party has received independent legal advice from its attorneys, with respect to the advisability of making the settlement provided for herein, with respect to the advisability of executing this Agreement.

7.2 Each party to this Agreement has made such investigation of the facts pertaining to this settlement and this Agreement and of all the matters pertaining thereto as it deems necessary.

7.3 Each party or responsible officer thereof has read this Agreement and understands the contents hereof. Each of the officers executing this Agreement on behalf of their respective legal entity is empowered to do so and thereby binds his respective legal entity.

7.4 Each party has not heretofore assigned, transferred, or granted, or purported to assign, transfer, or grant, any of the claims, demands, and cause or causes of action disposed of by this Agreement.

7.5 The parties will execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Agreement.

7.6 No party relies upon any statement of any other party in executing this Agreement, except as expressly stated in this Agreement.

7.7 In entering into this Agreement and the settlement provided for herein, each party assumes the risk of any misrepresentation, concealment or mistake. This Agreement is intended to be and is final and binding between the parties hereto, regardless of any claims of misrepresentation, concealment of fact, mistake of fact or law, or of any other circumstance whatsoever.

7.8 The parties understand and acknowledge that the effectiveness of B. Michael Pisani's execution of this Agreement is explicitly conditioned upon his obtaining all necessary approvals and consents required as a part of the United States Bankruptcy Court case captioned In re: B. Michael Pisani, Case No. 09-20031 (DHS) pending in the United States Bankruptcy Court for the District of New Jersey (Newark); provided that B. Michael Pisani covenants and agrees to make application for all such necessary approvals and to diligently prosecute same until a final determination and to send contemporaneous copies to all parties hereto of any filings and/or responsive pleadings submitted by B. Michael Pisani to the United States Bankruptcy Court.

8. **SETTLEMENT**: This Agreement effects the settlement of claims which are denied and contested, and nothing contained herein shall be construed as an admission by any party hereto of any liability of any kind to any other party.

9. **MISCELLANEOUS**:

9.1 This Agreement shall be deemed to have been executed and delivered within the State of New York, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

9.2 The parties agree that, subject to the automatic stay as to Pisani in the Bankruptcy Case, the United States District Court for the Southern District of New York retains jurisdiction of the Civil Action for purposes of enforcement of this Agreement, and that BC Media Funding Company II, LLC may bring an enforcement action without joining any additional plaintiffs, and that in such case BC Media Funding Company II, LLC would constitute a real and substantial party in interest.

9.3 This Agreement is the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreement and discussions. This Agreement may be amended only by an agreement in writing. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall affect any rights of the Guarantors, BTR and the BTR Affiliates between and/or among themselves, including but not limited to rights of contribution and/or indemnification pursuant to that certain Contribution Agreement dated November __, and/or by operation of law.

9.4 This Agreement is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

9.5 Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party.

9.6 In the event of litigation relating to this Agreement, the prevailing party shall be entitled to attorneys' fees from the respective party or parties whose action or failure to act gave rise to the cause of action litigated and in which the prevailing party prevailed.

9.7 This Agreement may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Agreement, which shall be binding upon and effective as to all parties.

9.8 This Agreement, consisting of 8 pages, is made and entered into as a sealed instrument on and as of June 1, 2009 and is effective as of this date.

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